UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2008
Date of earliest event being reported: April 15, 2008

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Monument Circle Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-261-8261

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2008, IPALCO Enterprises, Inc. (“we” or the “Company”), completed its previously announced sale of $400 million aggregate principal amount of 7.25% Senior Secured Notes due 2016 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes were issued pursuant to an Indenture dated April 15, 2008, by and between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Notes Indenture”).

In connection with this offering of the Notes, the Company conducted a tender offer to purchase for cash any and all of the Company’s outstanding 8.375% senior secured notes due 2008 (original coupon 7.375%) (the “2008 Notes”), of which $375 million were outstanding (the “Tender Offer”).  In addition, we solicited and received consents to amend the applicable indenture with respect to the 2008 Notes and entered into the Indenture Supplement dated April 15, 2008, with The Bank of New York Trust Company, N.A., as trustee, to the Indenture (the “Original Indenture”) between the parties dated November 14, 2001 (the “Indenture Supplement”).  The Indenture Supplement amends the Original Indenture with respect to the 2008 Notes to eliminate substantially all of the restrictive covenants, several affirmative covenants and certain events of default, modify the covenant regarding mergers, consolidations and sales of the Company’s assets and eliminate or modify certain other provisions.

The Notes are secured by the Company’s pledge of all of the outstanding common stock of Indianapolis Power & Light Company.  The lien on the pledged shares will be shared equally and ratably with the Company’s existing senior secured notes.  The Company has entered into a Pledge Agreement Supplement with The Bank of New York Trust Company, N.A., as Collateral Agent, dated April 15, 2008 to the Pledge Agreement between the Company and The Bank of New York Trust Company, N.A. as successor Collateral Agent dated November 14, 2001 (the “Pledge Agreement Supplement”).

We used the net proceeds from the sale of the Notes to pay for the 2008 Notes tendered in the Tender Offer and intend to use the remaining proceeds for the redemption of the 2008 Notes still outstanding and to pay related fees and expenses of the issuance of the Notes and the Tender Offer.

The foregoing descriptions of the Notes, the Notes Indenture, the Indenture Supplement, and the Pledge Agreement Supplement do not purport to be complete and are qualified in their entirety by reference to the Notes Indenture, the Indenture Supplement and the Pledge Agreement Supplement, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in response to Item 1.01 with respect to the Notes, the Notes Indenture, the Pledge Agreement Supplement and the Indenture Supplement is incorporated by reference into this Item 2.03.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth above in response to Item 1.01 regarding the Indenture Supplement with respect to the 2008 Notes is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Indenture between IPALCO Enterprises, Inc. and The Bank of New York Trust Company, N.A., as Trustee, dated April 15, 2008 for the 7.25% Senior Secured Notes Due 2016

Exhibit 4.2	Indenture Supplement between IPALCO Enterprises, Inc. and The Bank of New York Trust Company, N.A., as Trustee, dated April 15, 2008, to the Indenture of Trust between IPALCO Enterprises, Inc. and The Bank of New York Trust Company dated November 14, 2001

Exhibit 4.1	Pledge Agreement Supplement between IPALCO Enterprises, Inc. and The Bank of New York Trust Company, N.A., as Collateral Agent, dated April 15, 2008 to the Pledge Agreement between IPALCO Enterprises, Inc. and The Bank of New York Trust Company dated November 14, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.
(Registrant)

Date:	April 17, 2008	/s/ Kirk B. Michael
Kirk B. Michael
Vice President and Chief Financial Officer
(Duly Authorized Officer)